Exhibit 99.1

www.ball.com	Ann T. Scott ascott@ball.com Media Contact: Renee Robinson rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Relations: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Renee Robinson 303-460-2476, rarobins@ball.com

Ball Corporation Board Elects Betty Sapp as Director

BROOMFIELD, Colo., May 28, 2019 / PRNewswire/ — Ball Corporation’s (NYSE: BLL) board of directors has elected Betty Sapp, former director of the National Reconnaissance Office (NRO), a joint Department of Defense–Intelligence Community organization, to serve as a director of the corporation.

Sapp, 63, joined the NRO in 1997 and served in a variety of strategic leadership roles, including principal deputy director. In 2012, she was named director of the NRO and was the first woman to hold that position. She also served as deputy under secretary of Defense for Intelligence. Before that, she spent 17 years with the United States Air Force, serving in various acquisition and financial management positions on space and satellite programs.

"We are thrilled to welcome Betty to our board of directors," said John A. Hayes, chairman, president and chief executive officer. "With her legacy of strong performance and a commitment to diversity while at the NRO, and her rich experience at the Department of Defense and the Air Force, she will complement our existing board and leaders as we continue to focus on achieving our Drive for 10 vision and leveraging the many opportunities within our aerospace and packaging businesses."

About Ball Corporation

Ball Corporation supplies innovative, sustainable packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 17,500 people worldwide and 2018 net sales were $11.6 billion. For more information, visit www.ball.com,  or connect with us on Facebook or Twitter.

 Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely," "positions" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws;

customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates, including due to the effects of the 2017 U.S. Tax Cuts and Jobs Act; and tariffs, trade actions, or other governmental actions in any country affecting goods produced by us or in our supply chain, including imported raw materials, such as pursuant to section 232 of the U.S. Trade Expansion Act of 1962; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally.

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